SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2016

BROOKLINE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23695	04-3402944
(State or other jurisdiction	(Commission File No.)	(I.R.S. employer
of incorporation)		Identification No.)

131 Clarendon Street, Boston Massachusetts	02116
(Address of principal executive offices)	(Zip Code)

(617) 425-4600

 (Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 4, 2016, the Board of Directors of Brookline Bancorp, Inc. (the “Company”) approved a stock repurchase program of up to $10 million of total outstanding shares of the Company’s common stock over a period of twelve months ending on January 31, 2017. The shares may be repurchased from time to time in open market or negotiated transactions at prevailing market prices in accordance with federal securities laws. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

99.1	Press release of Brookline Bancorp, Inc. issued February 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2016	Brookline Bancorp, Inc.

	By:	/S/ Carl M. Carlson
Carl M. Carlson Chief Financial Officer

EXHIBIT INDEX

The following exhibits are furnished as part of this report:

Exhibit No.	Description

99.1	Press release of Brookline Bancorp, Inc. issued February 4, 2016.